Exhibit 99.1

Quanterix Appoints Laurie Olson to Board of Directors

Pharmaceutical veteran adds deep expertise in commercial and corporate strategy

Billerica, Mass. – April 28, 2021 — Quanterix Corporation (NASDAQ: QTRX), a company digitizing biomarker analysis with the goal of advancing the science of precision health, today announced the appointment of Laurie Olson to its Board of Directors, effective April 27, 2021.

Olson is a seasoned pharmaceutical executive who brings more than three decades of experience in commercial and corporate strategy from Pfizer, Inc. to the Quanterix Board. She most recently served as executive vice president, strategy and commercial operations at Pfizer until 2018, where she led a team of approximately 2,000 people across 100 markets, with a scope including corporate strategy, market access and reimbursement, digital strategy, portfolio management, business analytics and global commercial operations. She also served as a member of Pfizer’s executive leadership team.

Olson also serves on the Board of Directors of Karuna Therapeutics, a clinical stage biopharmaceutical company committed to developing novel therapies for neurophsychiatric disorders.

“We are pleased to welcome Laurie to our board as we continue to scale the business and capitalize on the tremendous market opportunity ahead,” said Kevin Hrusovsky, Chairman, Chief Executive Officer, and President of Quanterix. “Laurie’s philosophy that the needs of patients are best realized via deep customer insights and data-driven decisions integrates seamlessly with Quanterix’ broader precision health mission. We believe her business acumen and far-reaching expertise in commercial and corporate strategy will be a valuable addition to our very skilled and knowledgeable board.”

During her career at Pfizer, Olson also served as a member of the Pfizer Board of Directors Science and Technology Committee, where she informed therapeutic area strategies and the utilization of new technologies and analytics to drive R&D productivity. As a member of the Company’s Business Development, Portfolio, Disclosure, Diversity and Compliance Committees, Olson developed M&A strategies, ensured rigorous capital allocation and maintained Pfizer’s transparency and compliance commitments with stakeholders.

“I am honored to be appointed to Quanterix’ Board of Directors at such a pivotal moment for biomarker research, when technologies like Simoa are increasingly being called upon to detect, measure and inform disease treatment,” said Olson. “I look forward to working alongside Kevin and the board, utilizing the expertise I’ve gained across a number of roles within the pharmaceutical industry, to advance Quanterix’ mission of transforming the way healthcare is provided.”

Olson is also a member of the Board of Trustees at the Mystic Seaport Museum in Mystic, CT. She received her BA in economics from State University of New York at Stony Brook and earned her MBA in marketing from Hofstra University.

To learn more about Quanterix, visit www.quanterix.com/about.

About Quanterix

Quanterix is a company that’s digitizing biomarker analysis with the goal of advancing the science of precision health. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Billerica, Massachusetts. For additional information, please visit https://www.quanterix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’ filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Media Contact:
PAN Communications
Staci Didner, (407) 734-7325
quanterix@pancomm.com